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EXHIBIT 10.32

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of February 26, 2003, by and among UbiquiTel Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on the signature page(s) hereto as Warrant Holders (the "Warrant Holders").

RECITALS

        A.    The Company and the Warrant Holders are parties to that certain Note Purchase Agreement among the Company and the Warrant Holders of even date herewith ("Note Purchase Agreement") pursuant to which the Warrant Holders acquired warrants to purchase shares of the Company's Common Stock; and

        B.    The Company and Warrant Holders desire to provide for the rights of the Warrant Holders to register the shares issued upon the exercise of the Warrants.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Registration Rights.    The Company covenants and agrees as follows:

          1.1.    Definitions.    For purposes of this Section 1:

            (a)    The term "Act" means the Securities Act of 1933, as amended.

            (b)    The term "Black Out Period" means a period during which the Company shall not be required to amend or supplement the Mandatory Registration Statement, any related prospectus or any document incorporated therein by reference, for a period not to exceed, for so long as this Agreement is in effect, an aggregate of 60 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Mandatory Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Board of Directors of the Company determines in its good faith judgment that either (x) the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (y) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed and such disclosure would materially adversely affect the likelihood of consummating such transaction; provided that such Black Out Period shall be extended for any period, not to exceed any aggregate of 30 days in any calendar year, during which the SEC is reviewing any proposed amendment or supplement to the Mandatory Registration Statement, any related prospectus or any document incorporated therein by reference which has been filed by the Company.

            (c)    The term "Common Stock" means the Company's common stock, par value $0.0005 per share.

            (d)    The term "Form S-3" means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

            (e)    The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.9 hereof.

            (f)    The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (g)    The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (h)    The term "Registrable Securities" means the Warrant Shares and shares attributable to stock splits or dividends thereon.

            (i)    The term "SEC" means the Securities and Exchange Commission.

            (j)    The term "Warrants" means the warrants to purchase shares of Common Stock of the Company issued to the Warrant Holders pursuant to the Note Purchase Agreement.

            (k)    The term "Warrant Shares" means shares of Common Stock issued or issuable to the Warrant Holders upon the exercise of the Warrants.

          1.2.    Mandatory Registration.    The Company shall prepare promptly and file with the SEC as soon as practicable, but in no event later than the sixtieth (60th) day following the date hereof (the "Filing Date"), a Registration Statement on Form S-3 (or, if Form S-3 is not then available for use by the Company, on such form of Registration Statement as is then available for use by the Company to effect a registration of all of the Registrable Securities) covering the resale of the Registrable Securities (the "Mandatory Registration Statement"). The Mandatory Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Mandatory Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Mandatory Registration Statement required by this Section 1.2 (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the reasonable approval of) the Purchasers' legal counsel (such counsel being one law firm designated by Purchasers holding a majority of the Registrable Securities) prior to its filing or other submission. The Company shall cause the Mandatory Registration Statement required to be filed pursuant to this Section 1.2 to become effective as soon as practicable, but in no event later than 120 days following the date hereof (the "Effectiveness Date"). At the time of effectiveness, the Company shall ensure that such Mandatory Registration Statement covers all of the Registrable Securities issuable pursuant to the Warrants. If (a) on or prior to the Filing Date, the Mandatory Registration Statement has not been filed with the SEC; or (b) on or prior to the Effectiveness Date, the Mandatory Registration Statement has not been declared effective by the SEC; or (c) after the Mandatory Registration Statement has been declared effective, such Mandatory Registration Statement ceases to be effective or usable at any time after the expiration of a Black Out Period in connection with resales of the Registrable Securities in accordance with and during the periods specified herein (each such event in clauses (a) through (c), a "Registration Default"), then the Company shall be liable to pay damages to the Holders of Registrable Securities as follows (the "Partial Damages"): (i) an aggregate of $1,250 per day for so long as the Registration Default continues during the 90-day period immediately following such Registration Default (the "First Default Period"); (ii) an aggregate of $2,500 per day for so long as the Registration Default continues during the period that is 91 to 120 days following such Registration Default; (iii) an aggregate of $3,750 per day for so long as the Registration Default continues during the period that is 121 to 150 days following such Registration Default; and (iv) an aggregate of $5,000 per day for so long as the Registration Default continues during the period that is 151 or more days following such Registration Default. The Partial Damages shall be paid to the Holders of Registrable Securities pro rata based upon the number of Warrant Shares held by each such Holder of Registrable Securities. The Partial Damages provided to the Holders of Registrable Securities herein shall not be deemed the exclusive remedies or damages of the Holders of Registrable Securities; provided, that any Holder of Registrable Securities covered by the Mandatory Registration Statement may, on behalf of itself, irrevocably waive, by notifying the Company in writing on or before the thirtieth (30th) day of the First Default Period, the right to receive its pro rata portion of Partial Damages for such Registration Default which might otherwise be payable on and after the date of such written notice, in which case the Company shall thereafter be permanently relieved of its obligations to pay future Partial Damages to such Holder of Registrable Securities for such Registration Default and such Holder shall then be entitled to exercise any rights, remedies, powers and privileges of such Holder at law or in equity; provided, further, that the Company shall be automatically and permanently discharged of its obligations to pay Partial Damages for a Registration Default as of the date on which more than 90% of the unsold Registrable Securities (excluding those held by "affiliates" of the Company (as such term is defined under Rule 144 of the Securities Act)) covered by the Mandatory Registration Statement are eligible for resale under Rule 144(k) of the Securities Act. Notwithstanding anything to the contrary set forth herein or elsewhere in this Agreement, the Company shall be permanently relieved of its obligations to pay Partial Damages to the extent a Registration Default is caused, or, if already pending, is extended, by reason of the SEC not being open for business because there shall have occurred, among other things, any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by the United States Congress or any other national or international calamity or emergency.

          1.3.    Company Registration.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) for its own account any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to either the sale of Common Stock to participants in a Company stock plan, or sale of Common Stock, the net proceeds of which will be used to fund a single or series of related acquisitions), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of this Section 1, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The number of Registrable Securities and other securities proposed to be included in such offering shall be included in the following order:

            (a)    First, the Common Stock proposed to be included by the Company;

            (b)    Second, any shares of Common Stock proposed to be included by holders of superior registration rights granted by the Company prior to the date hereof;

            (c)    Third, the Registrable Securities held by the Holders of Registrable Securities, pro rata based upon the number of Registrable Securities owned by each Holder at the time of such registration; and

            (d)    Fourth, other securities not referred to in (a) and (b) above.

        Notwithstanding the foregoing, in the event the managing underwriter advises the Company in writing that the inclusion of Registrable Securities proposed to be included by the Holders in such registration may adversely affect the offering and sale (including price) of all securities to be included in such registration, the number of shares of Registrable Securities proposed to be included by the Holders may be cut back disproportionately relative to the Common Stock and other securities to be included in such offering, and pro rata based upon the number of Registrable Securities owned by each such affected Holder.

          1.4.    Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities owned by such Holder and included in such registration following the receipt of any notice given by the Company pursuant to Section 1.3(f) or at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities pursuant to Section 1.2 or any registration on Form S-3 and which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended to keep the registration statement effective until all such Registrable Securities are sold.

            (b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and give such Holders reasonable time to review and comment on such documents.

            (d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

            (f)    (i)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and

                    (ii)    (A)    use its best efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment, and

                        (B)    prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed, if any.

            (h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (i)    Use its best efforts to obtain from its counsel an opinion or opinions in customary form for delivery to the Holders.

          1.5.    Furnish Information.

            (a)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities including the information specified in Item 507 or 508 of Regulation S-K, as applicable, as shall be reasonably requested to effect the registration of such Holder's Registrable Securities. The Holders shall promptly furnish additional information required to be disclosed in order to make the information previously furnished by the Holders not materially misleading.

            (b)    The Company shall have no obligation with respect to any registration requested pursuant to Section 1.9 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.9(b)(2), whichever is applicable.

          1.6.    Expenses of Form S-3 Registration.    All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the Holders of Registrable Securities included in such registration, shall be borne by the Company.

          1.7.    Expenses of Company Registration.    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 1 for each Holder (which right may be assigned to the extent provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printers, legal and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8.    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder's members, officers, directors, partners, shareholders and employees, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, upon final determination, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and such settlement includes an unconditional release of all claims relating thereto and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company, nor shall the Company be liable to any Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information relating to such Holder, underwriter or controlling person furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

            (b)    To the extent permitted by law, each selling Holder will, severally, and not jointly and severally, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information relating to such Holder, underwriter or controlling person furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as finally determined, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, and such settlement includes an unconditional release of all claims relating thereto and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the lesser of such Holder's allocable share of such indemnity payment and the gross proceeds from the offering received by such Holder.

            (c)    Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to such indemnifying parties;

    provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.8 to the extent, and only to the extent, prejudiced thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

            (d)    If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e)    The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9.    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to register the Registrable Securities on Form S-3, the Company will:

            (a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.9: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, to effect such a Form S-3 Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger, or other comparable transaction, in which case the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.9; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.9; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.9, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company.

          1.10.    Assignment of Registration Rights.

            (a)    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities if (x) such transfer involves all the Registrable Securities held by the Holder in compliance with the transfer and assignment provisions of the Note Purchase Agreement and such transfer is not to more than five Persons, or (y) a transfer by a Holder which is a corporation to any affiliate, officer, director, partner, member, or employee of such Holder and, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; or a transfer by a Holder which is an individual to a member of the immediate family of such individual or to a trust solely for the benefit of such individual or the members of the immediate family of such individual or to the estate of such individual; provided, that all such assignees who would not qualify individually for assignment of registration rights under subsection 1.9(a) shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1 and shall provide a power of attorney to that effect if requested by the Company.

            (b)    No assignment or transfer pursuant to this Section 1.10 shall be effective unless (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Additionally, such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.11.    "Market Stand-Off" Agreement.    All Holders of more than 5% of the outstanding common stock of the Company at the time of the filing of the registration statement for the applicable offer hereby agree that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, they shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by them at any time during such period except Common Stock included in such registration; provided, however, that:

            (a)    all executive officers and directors of the Company enter into similar agreements; and

            (b)    such market stand-off time period shall not exceed one hundred and eighty (180) days.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.12.    Termination of Registration Rights.    No Holder shall be entitled to exercise any right provided for in this Section 1 after the date on which all Registrable Securities held by such Holder are saleable under Rule 144(k).

        2.    Covenants of the Company.

          2.1.    Exchange Act Compliance.    The Company shall comply with all of the reporting requirements of the 1934 Act and shall comply with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of common stock. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

        3.    Miscellaneous.

          3.1.    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2.    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.

          3.3.    Counterparts; Signatures.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          3.4.    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5.    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given by fax or upon personal delivery to the party to be notified or upon delivery by recognized overnight courier service, and addressed to the party to be notified at the address indicated for such party on the signature page(s) hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6.    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7.    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of ninety percent (90%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

          3.8.    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9.    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10.    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

[Signature page(s) follow.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UBIQUITEL INC.
By:
Name: Donald A. Harris Title: President and CEO
WARRANT HOLDERS:
BRU HOLDING CO., LLC
By:
Name: Bruce E. Toll Title: Member
Address: 3103 Philmont Avenue Huntingdon Valley, PA 19006
CBT WIRELESS INVESTMENTS, L.L.C.
By:
Name: Peter Lucas Title: General Manager
Address: 1733 H Street, #330-141 Blaine, WA 98230
By:
JOSEPH N. WALTER
Address: 516 36th Avenue East Seattle, WA 98112

BALLYSHANNON PARTNERS, L.P.
By:
Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner
Address: 325 Bryn Mawr Avenue Bryn Mawr, PA 19010
TRELLUS PARTNERS, L.P.
By:
Name: Adam Usdan Title: President of Trellus Management Company, LLC, General Partner
Address: 350 Madison Avenue, 9th Floor New York, NY 10017
PORTER PARTNERS, L.P.
By:
Name: Jeffrey H. Porter Title: General Partner
Address: 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904
TALKOT CROSSOVER FUND, L.P.
By:
Name: Thomas B. Akin Title: Managing General Partner
Address: 2400 Bridgeway, Suite 200 Sausalito, CA 94965

EXPRESS MARINE, INC.
By:
Name: Richard C. Walling, Jr. Title: Vice President
Address: 1150 First Avenue, Suite 600A King of Prussia, PA 19406
305 INVESTMENTS, L.P.
By:
Name: Richard C. Walling, Jr. Title: Managing Partner
Address: 1150 First Avenue, Suite 600A King of Prussia, PA 19406
By:
RICHARD C. WALLING, JR.
Address: 1150 First Avenue, Suite 600A King of Prussia, PA 19406
RUSSELL INVESTMENTS
By:
Name: John Russell Title: CEO
Address: 1021 Troublesome Creek Lane Greensboro, GA 30642

BALLYSHANNON FAMILY PARTNERSHIP, L.P.
By:
Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner
Address: 325 Bryn Mawr Avenue Bryn Mawr, PA 19010

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